                                                                Ex. 10.15

                                 LEASE AGREEMENT

LESSOR:                                              Howard M. Ruskin


LESSEE:                                              Endorex Corporation


PREMISES:                                            28101 Ballard Road, Unit F
                                                     Lake Forest, Illinois


DATE OF LEASE:                                       December 19, 1997

























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         THIS LEASE is made this 19th day of December, 1997, between Howard M.
Ruskin (the "Lessor") and Endorex Corporation, a Delaware corporation (the "Lessee"), whereby Lessee leases premises from Lessor, containing approximately 7,238 square feet, commonly known as 28101 North Ballard Road, Unit F, as designated on the Building Floor Plan attached hereto as Exhibit "A" (the "Leased Premises"). The Leased Premises are located in a building containing approximately 32,040 square feet, commonly known as 28101 North Ballard Road, Lake Forest, Illinois (the "Building"), which is situated on a parcel of ground containing approximately 81,172.6 square feet (the "Site"), the vacant portion of which is improved with parking areas, driveways, and landscaping. Lessee shall have the right at all times during the term of this Lease to use in common with other tenants in the Building, the accessways, parking areas, landscaped areas and other public or common areas located on the Site (the "Common Areas"). Lessor shall maintain the Common Areas in good condition and repair.

         This Lease is for a term of three (3) years and will commence January 1, 1998 (the "Commencement Date") and terminate December 31, 2000, unless sooner terminated or extended as herein provided (the "Lease Term"). The Term Rental is payable in consecutive monthly installments (the "Monthly Installments") as follows:

                                                            Monthly
              Period                                      Installment
              ------                                      -----------
         1/1/98 - 12/31/98                                 $4,243.00
         1/1/99 - 12/31/99                                 $4,370.00
         1/1/00 - 12/31/00                                 $4,501.00

         Lessee is also obliged to pay to Lessor Lessee's Proportionate Share of Ownership Taxes in excess of $24,069.30 per year (the "Tax Stop"), Building Insurance in excess of $4,472.00 per year (the "Insurance Stop"), and Common Expenses in excess of $8,253.15 per year (the "Maintenance Stop"), all as hereinafter defined. "Lessee's Proportionate Share," as such phrase is used herein, is 22.59%.

         The Leased Premises shall be used for drug research and development and related laboratory and animal facilities and or other lawful purposes incidental thereto or for any other lawful purpose (the "Specified Use"). Lessee has posted a security deposit of $8,486.00. "Holdover Rental" shall be one hundred and twenty-five percent (125%) of the per diem rental in effect for the month of the Lease Term immediately preceding such holdover. All payments to the Lessor shall be made payable to the order of Howard M. Ruskin (the "Payee"). Lessee's address for all notices shall be as set forth in Paragraph G.C. 17 of this Lease.

         The were no brokers involved in the negotiation of this Lease, other than CB Commercial ("Lessor's Broker"). Lessor shall pay a commission to Lessor's Broker pursuant to a separate agreement between Lessor and Lessor's Broker.






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         Lessee shall take possession of the Leased Premises in its current
"as-is" condition.

         If Lessee is not then in default under the Lease and has not assigned the Lease or subleased all or any portion of the Premises, then Lessee shall have the option to extend the Term of the Lease for an additional three (3) year period commencing on January 1, 2001 and ending on December 31, 2003 (the "Extended Term") by giving written notice of said extension to Lessor not later than July 1, 2000, time being of the essence. If Lessee exercises its option to extend the Term of this Lease, then the Lease shall be so extended on the same terms and conditions then set forth in the Lease except that (i) the Base Rent during the Extended Term shall be as follows:

           Calendar Period of Term                     Monthly Rent
           -----------------------                     ------------
           01/01/01 - 12/31/01                           $4,636.00
           01/01/02 - 12/31/02                           $4,775.00
           01/01/03 - 12/31/03                           $4,918.00

If Lessee fails to timely exercise its option to extend the Term for the Extended Term, then the Lease shall expire by its terms on December 31, 2000.


         IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease as of the day and year first above written, intending hereby to incorporate and include herein all terms, conditions, and provisions contained herein and in General Conditions 1 through 21, and Exhibit "A" attached hereto and made a part hereof as though such General Conditions and Exhibit "A" had been hereinabove fully set forth.

                  LESSOR:

                           /s/ Howard M. Ruskin
                          -------------------------
                              Howard M. Ruskin

                  LESSEE:

                      Endorex Corporation

                        By: /s/ David G. Franckowick
                           ---------------------------
                      Its:  Controller/Treasurer
                          -------------------------







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                      GENERAL CONDITIONS OF LEASE AGREEMENT

                           LESSEE: ENDOREX CORPORATION
           PREMISES: 28101 BALLARD ROAD, UNIT F, LAKE FOREST, ILLINOIS


G.C. 1     TERM RENTAL.

         1.1 Lessee will pay to HOWARD M. RUSKIN, in lawful money of the United States or by good check or draft (subject to collection), made payable to the order of the Lessor, or at such other place and to such other payee as Lessor may from time to time designate in writing the Term Rental in Monthly Installments, without setoff, deduction, notice or demand, payable one each in advance on the first day of each calendar month of the Lease Term. Lessee has paid the Monthly Installment for the first month of the Term to Lessor, contemporaneously with the execution of this Lease. All other payments required hereunder including, without limitation, Ownership Taxes, Building Insurance and Common Expenses shall be paid by Lessee as elsewhere described herein.

G.C. 2     OWNERSHIP TAXES.

         2.1 A rent adjustment shall be made with respect to each calendar year of the Term, or portion of each calendar year of the Term, with respect to Ownership Taxes. Ownership Taxes shall mean all taxes which the Lessor becomes obligated to pay with respect to a calendar year because of or in connection with the ownership, leasing and operating of the Building and the Site, together with any and all legal and appraisal fees incurred by Lessor with respect to the successful contest of such Ownership Taxes, subject to the following:

         2.1.1 The amount of special taxes or special assessments to be included in Ownership Taxes shall be limited to the amount of the installment (plus any interest payable thereon) of such special tax or special assessment required to be paid during the calendar year, in respect of which Ownership Taxes are being determined;

         2.1.2 There shall be excluded from Ownership Taxes all Federal Income Taxes, Federal Excess Profits Taxes, Franchise, Capital Stock and State Inheritance or Estate Taxes; and

         2.1.3 There shall also be excluded from Ownership Taxes any Tax Stop provided herein for each calendar year of the Term, prorated, if applicable, for a portion of the calendar year, which Tax Stop represents Lessor's share of Ownership Taxes on the Building and the Site in connection with this Lease.




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         2.2 The rent adjustment for Ownership Taxes shall be in an amount equal to Lessee's Proportionate Share of the Ownership Taxes for the Site for each calendar year of the Term (or portion thereof, including the calendar years in which this Lease commences and terminates), calculated and paid as follows:

         2.2.1 Lessor shall deliver to Lessee, upon same being made available to Lessor by the appropriate taxing authority, a statement of Ownership Taxes for such calendar year, which statement shall include Lessee's Proportionate Share thereof and a copy of the underlying invoices or bills supporting such calculations. On or before thirty (30) days immediately following such notification, Lessee shall pay Lessor an amount equal to such rent adjustment for such prior calendar year or portion thereof, plus an amount equal to one-twelfth (1/12th) of such annual rent adjustment times the number of months elapsed in the current calendar year to the time of payment, less any estimated payments made with respect thereto under Paragraph 2.2.2 below;

         2.2.2 For each month of the current calendar year subsequent to such billing, Lessee shall pay Lessor an amount equal to one-twelfth (1/12th) of Lessee's Proportionate Share of Ownership Taxes for the prior year as an estimate against Lessee's Proportionate Share of Ownership Taxes for the current year. For the first calendar year of the Term hereof, Lessee shall make monthly estimated payments of Lessee's Proportionate Share of Ownership Taxes in the amount of one-twelfth (1/12th) of the amount that would have been Lessee's Proportionate Share of Ownership Taxes for the year prior to the Lease. If such monthly payments exceed Lessee's Proportionate Share of Ownership Taxes for any year, Lessor shall refund the difference to Lessee within thirty (30) days after delivery of Lessor's statement with respect thereto.

         2.3 Notwithstanding the payment of Lessee's Proportionate Share of the Ownership Taxes for the Site, Lessee shall also be responsible for 100% of the increase in Ownership Taxes levied or assessed against the Site, which are solely the result of additional improvements (other than any original improvements made by Lessor described herein) made to the Leased Premises or the Site by Lessee which are not attributable to the activity of other lessees of the Building. Lessor represents that each Lease hereafter executed with respect to the Building shall impose a similar obligation on other lessees of the Building. To the extent that the County Assessor's worksheets and other records disclose the basis for any increased assessments, those documents shall be utilized by the Lessor and Lessee for the purpose of making such allocation or reallocation; and

         2.4 Nothing herein shall prohibit Lessee from conducting a contest of the Ownership Taxes on the Site. Lessee acknowledges that it is the tenant to only a portion of the Building which is subjected to the tax bill. Lessee shall not entertain or commence any contest of the taxes on the Site unless and until it has requested that Lessor do so and Lessor has refused or failed to do so, and after Lessee has received




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consent to do so from the other lessees of the Building. If Lessee shall contest such taxes and the result of such contest shall be an increase in the Ownership Taxes on the Site, Lessee shall be responsible for 100% of such increase.

G.C. 3     USE.

         3.1 Lessee may use the Leased Premises for the Specified Use, subject to all applicable laws, ordinances and regulations, and Lessee shall not injure, overload, deface or otherwise harm Site, Building or the Leased Premises; nor knowingly permit the emitting of any objectionable noise or odor which constitutes a nuisance; nor burn any trash or refuse thereon or therein; nor sell, display, distribute or give away any alcoholic liquors or beverages; nor make or permit any use of the Leased Premises which is improper or contrary to any law or ordinance, or which will invalidate or increase coverage cost(s) of any of Lessor's insurance (including the keeping or storage of any article of dangerous, inflammable or explosive character) or which would increase the danger of fire in the Leased Premises or in Building in which the same is located; nor obstruct or knowingly permit the obstruction of driveways, walks, parking areas and other Common Areas on Site. Lessor represents and warrants that, as of the date hereof, and to the actual knowledge of Lessor: (a) there are no violations of any laws, ordinances or regulations or insurance rating organizations applicable to the Leased Premises, the Building or the Site which would materially affect Lessee's use or occupancy of the Leased Premises, and
(b) the Specified Use of the Leased Premises does not violate the conditions of existing insurance policies maintained by Lessor for the Building.

         3.2 Lessee shall not place any painting or exterior sign, placard, or other advertising media, banners, pennants, aerials, antennas, projections, awnings or devices of any kind whatsoever on the Site or on the exterior of the Building.

         3.3 Lessee shall not store any goods or equipment outside the Leased Premises without Lessor's consent.

G.C. 4     UTILITY SERVICES.

         4.1 Lessee shall promptly pay for all public utilities rendered or furnished, and metered to the Leased Premises during the Term of this Lease.

         4.2 Common water service and fire alarm service is provided to serve the Building systems. Lessor will, on an annual basis, bill Lessee for Lessee's Proportionate Share of all such bills received by Lessor for water metered to the Building systems, and Lessee shall pay such bills within thirty (30) days after receipt thereof, provided such bills are accompanied by supporting calculations showing Lessee's Proportionate Share thereof. The foregoing expenses shall constitute a Common Expense.




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         4.3 Lessee shall maintain sufficient heat to the Leased Premises, at its own cost and expense, to prevent any damage to the Leased Premises from the elements.

         4.4 Lessor shall not be liable for damages, by abatement of rent or otherwise, for interruption or failure of, or delay in, furnishing any service or utility, whether the responsibility of Lessor or of others, when same is occasioned by causes beyond the reasonable control of Lessor.

G.C. 5     CONDITION AND MAINTENANCE OF SITE, BUILDING AND THE LEASED PREMISES.

         5.1 Intentionally Deleted [No Lessor Improvements to be constructed].

         5.2 Maintenance

         5.2.1 Lessee, at its sole cost and expense, agrees to keep the interior of the Leased Premises, equipment facilities and fixtures therein (including the heating systems, air conditioning systems, fire protection systems, sprinkler systems, plumbing fixtures and light fixtures, bulbs and tubes) neat, clean and in good repair and condition (including all necessary painting and decorating) and to keep all glass clean and in good condition and to replace any glass which may be damaged or broken with glass of the same quality;

         5.2.2 Lessor agrees, at the sole cost and expense of Lessee and the other tenants, to maintain the landscaping on the Site in neat and attractive condition; to keep the parking areas, walks and driveways adjacent to the Leased Premises and the roof of the Building free of accumulation of snow;

         5.2.3 Lessor agrees, at the sole cost and expense of Lessee, to keep Lessee's portion of the Site (including drives, driveways, walks, parking areas, and sewer and water lines), and its portion of the Building (including the exterior lighting, security lights and exit lights, bulbs and tubes, the exterior of the Leased Premises and structural supports and exterior walls and roof thereof), in good condition, order and repair; and

         5.2.4 Lessee agrees, at its sole cost and expense, to make all repairs, alterations, additions or replacements to the Leased Premises (including equipment, facilities or fixtures therein) required by law or ordinance or by order or regulation of any public authority because of Lessee's use of the Leased Premises; and to keep the Leased Premises equipped with all safety appliances required because of Lessee's use and to furnish all licenses and all safety permits required for any such use, and to comply with the orders and regulation of all governmental authorities.

         5.3 The cost of all Lessor obligations described in Paragraphs 5.2.2 and 5.2.3 above shall be deemed "Common Expenses". Lessee shall pay to Lessor as additional





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

rent hereunder, within thirty (30) days after being billed therefor, Lessee's Proportionate Share of Common Expenses, provided such bills are accompanied by supporting calculations showing Lessee's Proportionate Share thereof. There shall be excluded from Common Expenses, the amount of any Maintenance Stop provided herein for each calendar year of the Term, prorated, if applicable, for a portion of the calendar year, which Maintenance Stop represents Lessor's share of Common Expenses in connection with this Lease. Expenses incurred by Lessor regarding the Building or the Site which are capital in nature shall not be included in Common Expenses (and Lessee shall have no obligation to pay Lessee's Proportionate Share thereof) except to the extent the capital expenditure is incurred after the commencement of the term of this Lease and the cost thereof is amortized on a straight-line basis over the useful life of the applicable capital item.

         5.4 During the Term of this Lease, Lessee agrees to employ a contractor approved by Lessor, such approval not to be unreasonably withheld, conditioned or delayed, to perform Lessee's obligations for the maintenance of the heating, cooling and ventilating units in the Leased Premises and a contractor approved by Lessor, such approval not be unreasonably withheld, conditioned or delayed, to perform any obligations of Lessee for the maintenance of fire protection systems within the Premises including the sprinkler system. Such maintenance shall include at least semi-annual inspections and cleaning of the heating, cooling and ventilating units and monthly inspections of the fire protection systems including sprinkler systems, together with such adjustments and servicing as each such inspection discloses to be required, and, in addition, all repairs, testing and servicing as shall be necessary or reasonably required by Lessor. Nothing contained in this section shall be deemed to be a guaranty by the Lessor, or its agents or beneficiaries, of the performance or responsibility of any contractor approved by Lessor, as herein provided, and Lessee hereby waives all claims against Lessor for damages to persons or property sustained by Lessee or any person claiming through Lessee, resulting from or in any way concerned with Lessee's employment of a contractor pursuant to the provisions of this Section unless caused by the negligent acts or omissions of Lessor or its agents or employees.
         5.5 Lessee shall have the right during the Term of this Lease, to make, at its sole cost and expense, changes and alterations in or of the Leased Premises, subject, however (except as otherwise provided herein) to Lessor's prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed) and subject in all cases to the following:

         5.5.1 Any change or alterations shall be done in a good and workmanlike manner, in conformity with plans and specifications approved by Lessor in advance of the commencement of the work, such approval not to be unreasonably withheld, conditioned, or delayed, and in compliance with all applicable permits and authorizations and building and zoning laws, and all other applicable laws, ordinances, rules, regulations and requirements of all Federal, State and Municipal governments, departments, commissions, boards and officers, and in accordance with the orders,




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rules and regulations of the National Board of Fire Underwriters or any other body exercising similar functions;

         5.5.2 The costs of any such change or alteration shall be paid, in cash, or its equivalent, so that the Leased Premises, Building and Site shall at all times be free of liens for labor and materials supplied or claimed to have been supplied to the Leased Premises by or on behalf of Lessee;

         5.5.3 Workmen's Compensation Insurance covering all persons employed in connection with the work and with respect to whom death or bodily injury claims could be asserted against Lessor its beneficiaries, as well as Lessee or the Leased Premises, shall be maintained by Lessee or its contractor at Lessee's sole cost and expense at all times when any work is in process in connection with any change or alteration. Such insurance shall be in a company or companies rated A+ or better by Best Rating, licensed to do business in Illinois, and all certificates for such insurance issued by the respective insurers bearing notations evidencing the payment of premiums or accompanied by other evidence reasonably satisfactory to Lessor of such payment, shall be delivered to Lessor; and

         5.5.4 Notwithstanding anything to the contrary contained in this Paragraph G.C. 5.5, Lessor's prior consent shall not be required for any nonstructural alterations or improvements made by Lessee to the Leased Premises, the cost of which will not exceed Twenty Five Thousand Dollars ($25,000.00) either individually or in the aggregate, and Lessee shall have the obligation to remove such alterations or improvements upon termination of this Lease if requested by Lessor unless otherwise agreed to in writing by Lessor.

G.C. 6     INDEMNIFICATION AND RELEASE OF CLAIMS.

         6.1 To the extent permitted by Law, Lessee will hold Lessor and its agents and employees, harmless and indemnified at all times against injury (including death), loss, damage, costs, expense (including reasonable attorneys' fees) or liability resulting to any person or property by reason of any use which may be made of the Leased Premises or any part thereof, or by reason of any act or thing done or omitted to be done in, upon or about the Leased Premises or any part thereof, except any such injury, loss, damage, cost, expense or liability which is caused by the negligence or willful act or omission of Lessor or its agents or employees; and Lessee will hold Lessor and the Site, Building and the Leased Premises harmless and free and clear of any and all claims, actions (at law or in equity), demands, penalties, liabilities, judgments, costs and expenses, including reasonable attorneys' fees, arising in connection therewith. In case any proceeding is brought against any such person, Lessee agrees to defend such proceeding at its sole cost and expense by Legal counsel reasonably satisfactory to Lessor.



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         6.2 To the extent permitted by Law, Lessor will hold Lessee and its agents and employees, harmless and indemnified at all times against injury (including death), loss, damage, costs, expense (including reasonable attorneys' fees) or liability resulting to any person or property by reason of any use which may be made of the Building or the Site, by reason of any act or thing done or omitted to be done in, upon or about the Building or the Site by Lessor or its agents or employees.

         6.3 Lessor and Lessee, on behalf of themselves, their heirs, executors, administrators and assigns, release unto each other, their heirs, executors, administrators and assigns, all right to claim damages for any damage to the Leased Premises or the Building or to other improvements located on the demised premises or for the personal property owned by Lessee, the amount of which has been paid either to the Lessor, Lessee or to any other person, firm or corporation having an interest in said building or personal property under the terms of any fire, extended coverage or other policy of insurance. Fire and Extended Coverage Insurance Policies in effect on said Building and personal property provided above shall be endorsed to waive subrogation.

G.C. 7     LESSEE INSURANCE.

         7.1 At all times subsequent to Lessee taking possession of the Leased Premises, it shall, at its sole cost and expense, maintain:

         7.1.1 Comprehensive General Public Liability Insurance (including primary coverage endorsement and contractor coverage endorsement covering Lessee's indemnification set forth in Paragraph G. C. 6) against claims for personal injury, death, or property damage occurring in connection with the use and occupancy of the Leased Premises, naming Lessee and Lessor and Lessor's agents as the named insureds, with limits of liability not less than the following:

               Bodily Injury -
                 One Person:                                $1,000,000
                 Aggregate:                               1,000,000

               Property Damage -
                 On Accident:                               $1,000,000

         7.1.2 All risk contents coverage on Lessee's personal property located in the Leased Premises in the amount necessary to fully insure such personal property; and

         7.1.3 Workmen's Compensation Insurance covering all persons employed by Lessee and all parties with respect to whom claims for death or bodily injury could be asserted against Lessor, Lessee or the Site.



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         7.2 With respect to policies which Lessee is required to procure and maintain hereunder:

         7.2.1 Each such policy shall name Lessor and its agents as insureds thereunder, as their interest may appear, and shall contain an agreement or endorsement that it will not be cancelled by insurer without at least thirty
(30) days' prior written notice to Lessor;

         7.2.2 A certificate for each insurance policy issued by insurer thereunder, shall be deposited by Lessee with Lessor upon lease execution;

         7.2.3 If Lessee furnishes any insurance in the form of a blanket policy, it will furnish satisfactory proof that such blanket policy complies in all respects with the provisions of this Lease, and that the coverage thereunder is at least equal to the coverage which would be provided under a separate policy covering only the Leased Premises;

         7.2.4 Each such policy shall be issued by insurers rated A+ or better by Best Rating and licensed to do business in Illinois;

         7.2.5 Not less than thirty (30) days prior to the expiration date of any such policy, Lessee will furnish Lessor with a certificate for any new policy or a renewal thereof, in substitution of the expiring policy; and

         7.2.6 Lessee will not do, suffer or knowingly permit any act or omission, whether upon the Leased Premises or otherwise, which might or would result in voiding or impairing any such policy of insurance, or increasing the risks insured over by such policy of insurance.

         7.3 At all times during the Term of this Lease, Lessor shall maintain casualty insurance with respect to the Building and Site against loss or damage by fire, lightning, theft or other risk from time to time included under "Extended Coverage" policies, with an agreed amount endorsement; Comprehensive General Public Liability Insurance (including primary coverage endorsement and contractor coverage endorsement covering Lessor's indemnification set forth in Paragraph G. C. 6) and rent loss insurance with respect to a casualty insured as aforesaid in an amount not less than the annual rental (including rent adjustments in respect to taxes, insurance and common expenses) of the Building and the Leased Premises (all of which casualty and rent loss insurance is hereinafter referred to as "Building Insurance").

         7.4 Lessee shall pay to Lessor as additional rent hereunder, within thirty (30) days after being billed therefor:

         7.4.1 Lessee's Proportionate Share of the cost of securing the Building Insurance referred to in Paragraph G.C.7.3 herein. Building Insurance billings by Lessor may be issued monthly, quarterly or annually and shall be paid by Lessee within thirty (30) days after being billed therefor. Such invoice to Lessee shall include a copy of the insurance premium billing on which such Building Insurance is calculated. There shall be excluded from Lessee's responsibility to pay Building Insurance, the Insurance Stop, if any, for each calendar year of the Term, prorated, if applicable for a portion of the calendar year, which stop shall not be applied to any excess insurance premiums referred to in 7.4.2 below; and

         7.4.2 In addition to Lessee's Proportionate Share of such Building Insurance premium, Lessee shall be responsible for 100% of the increase in Building Insurance premiums which result solely from Lessee's particular use of the Leased Premises other than for the use originally intended hereunder, and as can reasonably be allocated using appropriate insurance rating guidelines. Lessor represents that each Lease hereafter executed shall impose a similar obligation on other lessees in the Building.

G.C. 8   REPAIR OF BUILDING IN EVENT OF FIRE OR CASUALTY.

         8.1 If the Building or the Leased Premises are substantially destroyed or rendered untenantable by fire or other casualty, Lessor shall have the right to terminate this Lease by notice in writing to Lessee mailed within twenty (20) days of the fire or other casualty. In any case of fire or other casualty damage to the Leased Premises (except where this Lease is terminated by Lessor as hereinbefore provided), Lessor shall repair and rebuild the Building or the Leased Premises with reasonable diligence, provided, however, Lessor shall have no obligation to restore or replace any of Lessee's property, fixtures, machinery, equipment or leasehold improvements installed by Lessee. If any such fire or other casualty renders the Leased Premises or any portion thereof untenantable, the base and additional rent to be paid by Lessee hereunder shall abate (by an amount bearing the same ratio to the total amount of rent for the period of untenantability as to the untenantable portion of the Leased Premises bears to the entire Leased Premises) during the period beginning with the date of such fire or other casualty and ending with the date when the Leased Premises are again rendered tenantable. Lessee shall have the right to terminate this Lease if Lessor is obligated to repair or rebuild hereunder and has not completed such repair or rebuilding within one hundred eighty (180) days after such damage, by written notice thereof to Lessor within ten (10) days after said 180 day period.

G.C. 9   CONDEMNATION.

         9.1 If the whole of the Leased Premises shall be taken for any public or quasi-public use under statute or by right of eminent domain or by private purchase in lieu thereof, then this Lease shall automatically terminate as of the date that title shall be taken. If any portion of the Leased Premises shall be taken so as to render the remainder thereof unusable for the purpose for which the Leased Premises were leased, then Lessor and Lessee shall each have the right to terminate this Lease on thirty (30) days' notice to the other given within sixty (60) days after the date of such taking.

         9.2 If any part of the Leased Premises shall be so taken and this Lease shall not terminate or be terminated under the provisions of Paragraph G.C.9.1, then the base and additional rent payable under this Lease shall be equitably apportioned according to the space so taken, and if the reduction in rent cannot be agreed upon by the parties, the matter shall be submitted to the American Arbitration Association in the City of Chicago for determination in accordance with its procedures at such time, and Lessor shall, at its own cost and expense, restore the remaining portion of the Leased Premises with reasonable diligence to the extent necessary to render it reasonably suitable for the purposes for which it was leased and shall make all repairs to the Building in which the Leased Premises are located to the extent necessary to constitute the Building a complete architectural unit, provided the cost thereof shall not exceed the proceeds of Lessor's condemnation award.

         9.3 All compensation awarded or paid upon such a total or partial taking of the Leased Premises shall belong to and be the property of Lessor without any participation by Lessee; provided, however, that nothing contained herein shall preclude Lessee from prosecuting any claim against the condemning authority in any such condemnation proceedings for loss of business, or depreciation to, damage to, or cost of removal of, or for the value of stock, trade fixtures, furniture and other personal property belonging to Lessee and included in such taking; provided, however, that no such claim shall diminish or otherwise adversely affect Lessor's award or the award of any fee mortgagee ("Mortgagee").

G.C. 10  ASSIGNMENT AND SUBLETTING.

         10.1 Except as otherwise provided in this Paragraph G.C. 10, Lessee shall not, without in each and every case, Lessor's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed:

         10.1.1 Make or permit any transfer of this Lease or any interest hereunder, by operation of law, or otherwise; nor,

         10.1.2 Assign or convey this Lease or any interest hereunder; nor

         10.1.3 Sublet any part of the Leased Premises to any person or entity whomsoever.

         10.2 Notwithstanding the foregoing, Lessor's consent shall not be required for any assignment or other transfer of Lessee's interest in this Lease or any sublease of any portion of the Leased Premises to any entity that (i) controls, is controlled by or under common control with Lessee, (ii) results from the transfer of all or substantially all of Lessee's assets or stock or (iii) results from the merger or consolidation of Lessee with another entity or the reorganization of Lessee. As used in this Paragraph G.C. 10.2, "control" means the right to direct or indirect ownership of more than fifty percent (50%) of the voting securities of an entity or possession of the right to direct the entity's affairs.

G.C. 11  LESSOR'S PERFORMANCE OF LESSEE'S COVENANTS.

         11.1 Should Lessee at any time fail or omit to do any act or thing provided under this Leased to be done by Lessee, Lessor may in its sole discretion, upon ten days written notice to Lessee, itself do or cause to be done such act or thing, including the payment of any and all water service charges and other governmental impositions, any and all governmental permits and other license fees and charges, the cost of maintenance and operation, or any addition to or alteration or repair of improvement in the Leased Premises, any insurance premium, any claim against or lien upon the Leased Premises, made or filed by any laborer, supplier, material-man, principal contractor, subcontractor, or other person, whether for work, labor or services performed upon or materials supplied to the Leased Premises under this Lease.

         11.2 All monies paid by Lessor pursuant to the provisions of the above paragraph shall be and constitute so much additional rental due hereunder from Lessee to Lessor to be due and payable upon notice given to Lessee by Lessor of the nature and amount thereof, with the next monthly installment of rent, with interest upon any such amount at the rate of two percent (2%) above the prime rate of interest charged by the First National Bank of Chicago from time to time (or the highest lawful rate if less than such sum) from the date of payment by Lessor until repayment thereof to Lessor by Lessee.

G.C. 12  CERTAIN RIGHTS RESERVED TO LESSOR.

         12.1 Lessor reserves the following rights:

         12.1.1 To have pass keys to the Leased Premises and no locks shall be changed without the prior written consent of Lessor, provided Lessor shall not have any access to or keys for Lessee's laboratory areas within the Leased Premises;

         12.1.2 During business hours and upon reasonable notice to Lessee (except in an emergency), to take any and all reasonable measures, including inspections, repairs, alterations, additions and improvements to the Leased Premises, or to the Building as may be necessary or desirable for the operation, safety, protection or preservation thereof, provided that, Lessor shall use reasonable efforts to not interfere with the operation of Lessee's business in the Leased Premises and no such work shall permanently reduce the area rented by Lessee, and Lessee may, at it's option select a representative to accompany Lessor on such endeavors; and

         12.1.3 To show the Leased Premises to prospective lessees or brokers during the last six months of the Term of this Lease (and if vacated during such period, to prepare the Leased Premises for reoccupancy) and to prospective purchasers at all reasonable times, provide prior notice is given to Lessee in each case.

G.C. 13  SUBORDINATION TO EXISTING AND FUTURE MORTGAGES.

         13.1 This Lease shall be subject and subordinate at all times to the lien of any existing mortgage or mortgages and of mortgages which hereafter may be made a lien on the Site and/or the Building; provided that so long as Lessee is not in default under this Lease, its possession and use of the Leased Premises and its rights and privileges hereunder shall not be disturbed or interfered with by the Mortgagee or any purchaser upon a foreclosure of such mortgage. Although no instrument or act on the part of the Lessee shall be necessary to effectuate such subordination, the Lessee shall nevertheless execute and deliver such further instruments, in form and content reasonably acceptable to Lessee, subordinating this Lease to the lien of any such mortgages as may be desired by the Mortgagee, provided the same acknowledges Lessee's rights as hereinbefore specified.

G.C. 14  LESSOR'S REMEDIES.

         14.1     If:

                  (a) default shall be made in the payment of any sum required to be paid by Lessee under this Lease, and default shall continue for ten (10) days after receipt of written notice by Lessee; or

                  (b) default shall be made in the performance of any of the other covenants or conditions which Lessee is required to observe and perform, and such default shall continue for thirty (30) days after written notice by Lessor to Lessee; or

                  (c) if the interest of Lessee under this Lease shall be levied or under execution or other legal process; or

                  (d) if any petition shall be filed by or against Lessee to declare Lessee a bankrupt or to delay, reduce or modify Lessee's debts or obligations;

                  (e) or if any petition shall be filed or other action taken to reorganize or modify Lessee's capital structure if Lessee be a corporation or other entity; or

                  (f) if Lessee is declared insolvent according to law; or

                  (g) if any assignment of Lessee's property shall be made for the benefit of creditors; or

                  (h) if a receiver or trustee is appointed for Lessee or its property; or

                  (i) if Lessee shall abandon the Leased Premises during the Term of this Lease without payment of rent,

then Lessor may treat the occurrence of any one or more of the foregoing events as a breach of this Lease (provided that no such levy, execution, legal process or petition filed involuntarily against Lessee shall constitute a breach of the same are removed or vacated within sixty (60) days from the date of the creation, service or filing) and thereupon, at its option, may, without notice or demand of any kind to Lessee or any other person, have any one or more of the following described remedies in addition to all other rights and remedies provided at law or in equity:

         14.1.1 Lessor may terminate this Lease and forthwith repossess the Leased Premises and be entitled to recover as damages a sum of money equal to the balance of the Term Rental then remaining unpaid hereunder, less the fair rental value of the Leased Premises for said period, (without, in each such case, commutation, in consideration of disregarding any future rent adjustments) and any other sum of money and damages owed by Lessee to Lessor at such time; and

         14.1.2 Lessor may terminate Lessee's right of possession and may repossess the Leased Premises by forcible entry or detainer suit or otherwise, without further demand or further notice of any kind to Lessee and without terminating this Lease, in which event Lessor shall use its best efforts to relet the same for the account of Lessee for such rent and upon such terms as shall be reasonably satisfactory to Lessor. For the purpose of such reletting, Lessor is authorized to decorate or to make any repairs, changes, alterations or additions in or to the Leased Premises that may be necessary for such reletting, and if Lessor shall be unable to relet the Leased Premises, or if the same are relet and a sufficient sum shall not be realized from such reletting after paying all of the costs and expenses of such decorations, repairs, change, alterations and additions and the expense of such reletting, including real estate commissions, reasonable attorneys' fees, and costs of collection of the rent accruing therefrom, to satisfy the rent provided for in this Leased to be paid, then Lessee shall pay to Lessor as damages a sum equal to the amount of the rental reserved in this Lease for such period or periods; or if the Leased Premises have been relet, the Lessee shall satisfy and pay any such deficiency upon demand therefor from time to time and Lessee agrees that Lessor may file suit to recover any sums falling due under the terms of this paragraph from time to time, and that no delivery or recovery of any portion due Lessor hereunder shall be a defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Lessor.

G.C. 14A. LESSEE'S REMEDIES. If default shall be made by Lessor in the performance of any of its obligations hereunder, and such default shall continue for thirty (30) days after written notice thereof by Lessee to Lessor, Lessee may pursue any remedies available to it under the law and/or this Lease.

G.C. 15  SURRENDER OF POSSESSION.

         15.1 Upon the termination of this Lease or upon the termination of Lessee's right of possession, Lessee shall at once surrender possession of the Leased Premises to Lessor and remove all effects therefrom, and if such possession is not immediately surrendered, Lessor may forthwith re-enter the Leased Premises and repossess itself thereof as of its former estate and remove all persons and effects therefrom, using such force as may be reasonably necessary without being guilty in any manner of trespass or forcible entry or detainer. Without limiting the generality of the foregoing, Lessee agrees to remove at the termination of the Term, Lessee's movable office furniture, trade fixtures and office equipment and such alterations, improvements and additions as were installed by Lessee, as may be requested in writing by Lessor, unless at the time such alterations, improvements and additions were installed by Lessee, Lessee obtained Lessor's written agreement that such items would not have to be removed, and Lessee shall repair all damage resulting from such removal. If Lessee shall fail or refuse to remove all such property from the Leased Premises, Lessee shall be conclusively presumed to have abandoned the same and title thereto shall thereupon pass to Lessor without any costs, either by setoff, credit, allowance or otherwise, and Lessor may, at its option, accept the title to such property or at Lessee's expense, may remove the same, or any part thereof, in any manner that Lessor shall choose, and store the same without incurring liability to Lessee or any other person. Lessee shall leave the Leased Premises in a broom-clean condition, subject to ordinary wear and tear and damage by casualty or condemnation. Lessee shall have no obligation to remove any alterations, improvements or additions which were not installed by or on behalf of Lessee.

G.C. 16  HOLDING OVER.

         16.1 Lessee shall pay to Lessor holdover rental at the rate specified herein for each day Lessee shall retain possession of the Leased Premises, or any part thereof, after the termination of this Lease, whether by lapse of time or otherwise and shall also pay all damages sustained by Lessor on account thereof. The provisions of this paragraph shall not operate as a waiver by Lessor of any rights of re-entry hereinbefore provided and shall not be deemed an approval or consent by Lessor to any such holdover.

G.C. 17  NOTICES.

         17.1 All notices to be given by one party to the other under this Lease shall be in writing, mailed or delivered as follows:

         To Lessor:     Howard M. Ruskin
                       555 Skokie Boulevard
                       Northbrook, Illinois 60062
                Fax No.: 847-480-4687

         To Lessee:     Endorex Corporation
                       900 North Shore Drive
                       Lake Bluff, Illinois 60044
                       Attn: Mr. Dave Franckowiak
                       Fax No. : 847-604-8570

or to such other address subsequently designated by notice sent by one party to the other.

         17.2 Mailed notices shall be sent by United States Certified or Registered Mail, postage prepaid, or by facsimile transmission. Unless otherwise specified herein, such notices shall have been deemed to have been given by posting in the United States Mail, or upon receipt of the facsimile transmission.

G.C. 18  ESTOPPEL CERTIFICATE.

         18.1 Each of Lessor and Lessee agrees from time to time, upon not less than ten (10) days' prior request by the other party, to deliver to the requesting party a statement, in writing, certifying to the extent same is true:

         18.1.1 That this Lease is unmodified and in full force and effect (or if there have been modifications that the Lease, as modified, is in full force and effect);

         18.1.2 The dates to which rent and other charges have been paid; and

         18.1.3 That the requesting party is not in default under any provisions of this Lease, or, if in default, the nature thereof in detail.

G.C. 19  SECURITY DEPOSIT.

         If required hereunder, as security for the prompt and faithful performance by Lessee of all the terms hereof, Lessee shall deposit with Lessor, concurrently with the execution hereof by Lessor, the sum specified herein as and for a Security Deposit. Said sum may be applied by Lessor for the purpose of curing any default or defaults of Lessee under this Lease, If said sum or any part thereof is used, applied or retained in curing any such default, Lessee shall, upon demand immediately deposit with Lessor an amount in cash equal to the amount so used, applied or retained. Default by Lessee in paying to Lessor any amount required to restore the Security Deposit after any application thereof shall afford to Lessor the same remedies as in the default of the payment of rent. If Lessee has not defaulted hereunder or if Lessor has not applied said sum to said default, then the Security Deposit or any portion thereof not so applied by Lessor shall be paid in cash to Lessee at the termination of this Lease. No interest shall accrue or be payable by Lessor with respect to such deposit.

G.C. 20  MISCELLANEOUS.

         20.1 All rights and remedies of Lessor under this Lease shall be cumulative and none shall exclude any other rights and remedies allowed by law.

         20.2 Each of the provisions of this Lease shall extend to and shall as the cause may require, bind or inure to the benefit, not only of Lessor and of Lessee, but also of their respective heirs, legal representatives, successors and assigns, provided this clause shall not permit any assignment contrary to the provisions of Paragraph G.C.10 hereof.

         20.3 The non-prevailing party shall pay, upon demand, all of the prevailing party's costs, charges and expenses, including reasonable attorneys' fees incurred by the prevailing party in enforcing its rights under this Lease.

         20.4 All of the representations and obligations of Lessor and Lessee are contained herein, and no modification, waiver or amendment of this Lease, or of any of its conditions or provisions, shall be binding upon the Lessor or Lessee unless in writing, signed by the party to be charged, or a duly authorized agent of the party to be charged.

         20.5 This Lease may be executed in any number of counterparts. Each such executed counterpart shall be deemed an original hereof and all such executed counterparts shall together constitute but one and the same instrument, which instrument shall for all purposes be sufficiently evidenced by any such executed counterpart.

         20.6 No delay or omission of Lessor or Lessee to exercise any right or power arising from any default shall impair any such right or power or be construed to be a waiver of any such default or any acquiescence therein. No waiver of any breach of any of the covenants of this Lease shall be construed, taken or held to be a waiver of any other breach of waiver, acquiescence in or consent to any further or succeeding breach of the same covenant.

         20.7 If required by the Mortgagee, Lessee shall furnish Lessor annually within ninety (90) days after the end of each of Lessee's fiscal years, a copy of its annual audited and certified statement, if same is prepared, and if not, the unaudited Balance Sheet and income statement of Lessee, certified by a responsible financial officer of Lessee. Lessee agrees that Lessor may deliver a copy of such statements to its Mortgagee, but otherwise Lessor shall treat such statements and information contained therein as strictly confidential.

         20.8 Time is of the essence of this Lease, and all provisions herein relating thereto shall be strictly construed.

         20.9 Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership, or of joint venture by the parties hereto, it being understood and agreed that no provision contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship other than the relationship of landlord and tenant.

         20.10 The captions of this Lease are for convenience only and are not to be construed as part of this Lease and shall not be construed as defining or limiting in any way the scope or intent of the provisions hereof.

         20.11 If any term or provision of this Lease shall to any extent be held invalid or unenforceable, the remaining terms and provisions of this Lease shall not be affected thereby, but each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

         20.12 This Lease shall be construed and enforced in accordance with the laws of the State of Illinois.

         20.13 Intentionally Deleted.

         20.14 All amounts owed by either party to the other pursuant to any provision of this Lease, if not paid when due, shall bear interest at the rate of 2% above the prime rate of interest charged by the First National Bank of Chicago from time to time from the date due until the date paid, unless a lesser rate shall then be the maximum contract rate permissible by law, in which event such lesser rate shall be charged.

         20.15 In the event Lessor shall assign this Lease and/or sell or convey the Building or Site, same shall operate to release Lessor herein, from and after the date of the sale, from any liability for any of the covenants or conditions, express or implied, herein contained in favor of Lessee, provided the transferee assumes in writing such liability, covenants and conditions. In such event, Lessee agrees to look solely to the successor in interest of Lessor in and to this Lease. This Lease shall not be affected by such assignment or sale, and Lessee agrees to attorn to the purchaser or assignee, subject to the above condition.

G.C. 21  REAL ESTATE BROKERAGE COMMISSION.

         21.1 Lessor and Lessee represent that no person or entity other than Lessor's Broker can properly claim a right to any commission based on the acts of that party with respect to this Lease. Lessor shall pay any commission payable to Lessor's Broker pursuant to a separate agreement between Lessor and Lessor's Broker. Lessor and Lessee agree to indemnify and hold the other harmless from all damages, liability, and expense (including reasonable attorneys' fees) arising from any claims or demands of any other broker or brokers or finders other than Lessor's Broker for any commission alleged to be due such broker or brokers or finders in connection with its participating in the negotiation of this Lease with said indemnifying party.

G.C. 22  BOOKS AND RECORDS

         22.1 Lessor shall maintain books and records showing Ownership Taxes, Building Insurance and Common Expenses in accordance with sound accounting and management practices. Lessee shall have the right to examine Lessor's books and records with respect to such items upon five (5) days prior written notice and during normal business hours within forty-five (45) days following the furnishing by the Lessor to the Lessee of Lessor's Statement for such any such expense. Unless the Lessee shall take written exception to any item within sixty
(60) days after the furnishing of the Lessor's statement containing said item, such Lessor's statement shall be considered as final and accepted by the Lessee. If Lessee takes exception to any item in Lessor's statement within the applicable time period and if Lessor and Lessee are unable to agree on the correctness of said item, then either party may refer the decision of said issue to a reputable firm of independent certified public accountants designated by the referring party and reasonably acceptable to the non-referring party and the decision of said accountants shall be conclusively binding on the parties. The party required to make payment under such adjustment shall pay all fees and expenses involved in such decision unless the payment represents five percent (5%) or less of Lessee's Proportionate Share of the

Ownership Taxes, Building Insurance and Common Expenses for such year, in which case Lessee shall bear all such fees and expenses.



LESSOR:

/s/ Howard M. Ruskin
------------------------------
Howard M. Ruskin


LESSEE:

ENDOREX CORPORATION

By: /s/ David G. Franckowick
   ---------------------------
Its: Controller/Treasurer
    -----------------------